Exhibit 99.1

EQT Reports First Quarter 2018 Results

Operating cash flow is on the rise; per unit operating costs decline 26%

PITTSBURGH--(BUSINESS WIRE)--April 26, 2018--EQT Corporation (NYSE: EQT) today announced financial and operational performance results for the first quarter 2018.

Highlights:

  Announced plan to separate midstream and upstream businesses
  Announced midstream streamlining transaction details
  Recorded $2.3 billion non-cash impairment charge for Huron and Permian Plays
  Increase in adjusted operating cash flow of 116%
  Decrease of 26% in Production’s per unit cash operating costs
Financial Results	Three Months Ended
	March 31,
($ millions, except EPS)	2018	2017	Difference
Net (loss) income attributable to EQT	$(1,586.0)	$164.0	$ (1,750.0)
Adjusted net income attributable to EQT (a non-GAAP measure)	$268.3	$75.9	$ 192.4
Diluted earnings per share (EPS)	$(5.99)	$0.95	$ (6.94)
Adjusted earnings per diluted share (EPS) (a non-GAAP measure)	$1.01	$0.44	$ 0.57
Net cash provided by operating activities	$904.4	$514.8	$ 389.6
Adjusted operating cash flow attributable to EQT (a non-GAAP measure)	$718.4	$332.4	$ 386.0

Net loss attributable to EQT for the first quarter 2018 was impacted by an impairment charge of $2.3 billion associated with the Huron and Permian Plays; increases in other operating costs; lower gains on derivatives not designated as hedges; and higher interest expense, which more than offset higher revenue from an 88% increase in sales volume, lower corporate income taxes, and higher pipeline and net marketing services revenue. Net cash provided by operating activities was higher as a result of an increase in sales volume, partly offset by an increase in cash operating costs.

Adjusted net income attributable to EQT increased 253% for the first quarter 2018, excluding the impairment charge, non-cash derivative gains, and approximately $35.7 million of transaction-related expenses. Adjusted operating cash flow attributable to EQT increased 116%, including the transaction-related expenses and excluding the non-controlling interests in EQT Midstream Partners, LP (EQM) and Rice Midstream Partners LP (RMP).

The Non-GAAP Disclosures section of this news release provides reconciliations of non-GAAP financial measures to the most comparable GAAP financial measure, as well as important disclosures regarding certain projected non-GAAP financial measures.

RESULTS BY BUSINESS
EQT PRODUCTION
Financial Results	Three Months Ended
	March 31,
($ millions, except average realized price)	2018	2017	Difference
Sales volume (Bcfe)	357.0	189.9	167.1
Pipeline and net marketing services	$59.6	$14.5	$ 45.1
Operating revenue	$1,348.6	$828.7	$ 519.9
Adjusted operating revenue (a non-GAAP measure)	$1,188.0	$665.0	$ 523.0
Operating expenses	$3,242.4	$571.1	$ 2,671.3
Operating (loss) income	$(1,893.8)	$257.5	$ (2,151.3)
Adjusted operating income (a non-GAAP measure)	$338.1	$110.2	$ 227.9
Average realized price ($/Mcfe)	$3.33	$3.50	$ (0.17)

The $2,151.3 million decrease in operating income in the quarter was primarily due to a recorded impairment charge of $2,329.0 million associated with non-core production assets and retained pipeline assets in the Huron and Permian plays; lower gains on derivatives not designated as hedges; a lower average realized price; and higher operating expenses, partially offset by increased sales volume of produced natural gas and NGLs. The increase in sales of natural gas, oil and NGLs was primarily a result of the acquisition of Rice, in addition to increased production from the 2016 and 2017 drilling programs.

The decrease in the average realized price for the quarter was primarily due to a decrease in the average NYMEX natural gas price, partly offset by an increase in the average natural gas differential and higher liquids prices.

Operating expenses for the quarter were $2,671.3 million higher than the same period last year. In addition to the impairment, depreciation, depletion and amortization expense (DD&A) increased $189.0 million; gathering expense increased $69.6 million; transmission expense increased $59.4 million; and processing expense increased $2.3 million, primarily due to increased produced volumes. Per unit cash operating expenses decreased 26%.

Wells Drilled (spud)

	Marcellus	Upper Devonian	Ohio Utica (net)
Q1 2018	24	2	6
2018 Forecast	134	16	25
Q2 2018 Forecast	35 – 40	3 – 5	8 – 10
  Q1 2018 average lateral lengths: Marcellus 14,000; Upper Devonian 16,800; Ohio Utica 11,700
  2018 forecasted average lateral lengths: Marcellus 12,600; Upper Devonian 15,800; Ohio Utica 11,000

Wells Turned-in-line (TIL)

	Marcellus	Upper Devonian	Ohio Utica (net)
Q1 2018	25	5	4
2018 Forecast	160 – 170	20 – 25	20 – 25
Q2 2018 Forecast	48 – 53	3 – 5	4 – 6
  Q1 2018 average lateral lengths: Marcellus 7,900; Upper Devonian 11,300; Ohio Utica 10,000
  2018 forecasted average lateral lengths: Marcellus 8,700; Upper Devonian 11,300; Ohio Utica 11,500

Marcellus Horizontal Well Status (cumulative since inception)*

	As of	As of	As of	As of	As of
	3/31/18**	12/31/17**	9/30/17	6/30/17	3/31/17
Wells drilled (spud)	1,763	1,743	1,288	1,259	1,216
Wells online	1,444	1,424	1,060	1,028	1,013
Wells complete, not online	35	21	21	15	20
Wells drilled, uncompleted	284	298	207	216	183
*These totals may differ from previous presentations to account for purchases, dispositions, wells plugged, or that have had a change in target formation to/from Marcellus.
**Includes 77 wells acquired in 2016 and 570 wells acquired in 2017.

EQT MIDSTREAM PARTNERS, LP (EQM)

The first quarter 2018 financial results for EQM were released today and provide operational results, as well as updates on significant midstream projects under development by EQM. This news release is available at www.eqtmidstreampartners.com. The summary results are:

EQM Gathering Financial Results

	Three Months Ended
	March 31,
($ millions)	2018	2017	Difference
Operating revenue	$125.9	$102.3	$ 23.6
Operating expenses	$27.0	$28.6	$ (1.6)
Operating income	$98.9	$73.7	$ 25.2

Operating income increased 34% in the first quarter 2018 compared to first quarter 2017, primarily due to higher revenues driven by production development in the Marcellus Shale. Revenue from firm reservation fees represented 87% of total revenue during the quarter.

Operating expenses were $1.6 million lower, primarily as a result of decreased SG&A due to lower personnel costs, partly offset by increased depreciation and amortization expense due to additional assets placed in-service.

EQM Transmission Financial Results

	Three Months Ended
	March 31,
($ millions)	2018	2017	Difference
Operating revenue	$106.9	$97.7	$ 9.2
Operating expenses	$27.5	$26.1	$ 1.4
Operating income	$79.4	$71.6	$ 7.8

The increase in operating income in the first quarter 2018 compared to first quarter 2017 was primarily due to higher contractual rates on existing contracts with third parties and affiliates, third parties contracting for additional firm capacity and increased seasonal storage-related services. Revenue from firm reservation fees represented 91% of total revenues during the quarter.

Operating expenses were $1.4 million higher primarily as a result of increased operating and maintenance expense due to additional assets placed in-service.

OTHER BUSINESS

NewCo

On February 21, 2018, the Company announced a plan to separate its upstream and midstream businesses, creating a standalone publicly traded corporation (NewCo) that will focus on midstream operations. The separation is intended to qualify as tax-free to EQT shareholders for U.S. federal income tax purposes and is expected to be completed by the end of the third quarter 2018. Under the separation plan, EQT shareholders will retain their shares of EQT stock and receive a proportional share of the new independent midstream company.

Permian Sale

EQT entered into an agreement to sell its Permian Basin assets located in Texas for $64 million. The sale, expected to close by end of June 2018, will reduce the Company’s 2018 production sales volume guidance by 5 Bcfe.

Streamlining Transaction

The Company also announced a plan of action for the midstream streamlining transaction that includes:

  A drop-down of the Rice retained midstream assets to EQM for $1.52 billion -- $1.15 billion in cash plus approximately 5.9 million EQM common units, and EQM’s acquisition of Gulfport’s 25% ownership in the Strike Force Gathering System for $175 million in cash
  A merger of EQM and Rice Midstream Partners LP in a unit-for-unit transaction at an exchange ratio of 0.3319x, which implies a transaction value of $2.4 billion, including $325 million of assumed RMP debt
  The sale of RMP’s Incentive Distribution Rights to EQT GP Holdings, LP (NYSE: EQGP) for 36.3 million EQGP common units, which is equivalent to $937 million

Please see the associated news release on the EQM-EQGP website at www.eqtmidstreampartners.com, or on the RMP website at www.ricemidstream.com.

EQM / EQGP / RMP Distributions

On April 24, 2018, EQM approved a cash distribution to its unitholders of $1.065 per unit for the first quarter. EQGP approved a cash distribution to its unitholders of $0.258 per unit for the first quarter 2018. RMP also approved a cash distribution to its unitholders of $0.3049 per unit for the first quarter 2018.

Calculation of Net Income Attributable to Non-controlling Interest (NCI)

The results of EQGP, EQM, RMP and Strike Force Midstream LLC (Strike Force) are consolidated in EQT’s results. For the first quarter 2018, EQT’s results reflected earnings of $141.0 million, or $0.53 per diluted share, attributable to the publicly held partnership interests and the minority interest in Strike Force.

	Three Months Ended March 31, 2018
	Unitholder interest in net	Non-controlling	NCI interest in
(millions)	income (a)	interest (NCI)	EQT earnings
EQM	$133.1	71.65%	$95.3
EQGP	$80.7	9.94%	$8.0
RMP	$49.2	71.89%	$35.3
Strike Force	$9.9	25.00%	$2.4
Total			$141.0
(a)	Excludes incentive distribution rights

Hedging

As of April 24, 2018, the approximate volumes and prices of the Company’s derivative commodity instruments hedging sales of produced gas for 2018 through 2020 were:

	2018(a)	2019	2020
NYMEX Swaps
Total Volume (Bcf)	496	445		313
Average Price per Mcf (NYMEX)	$3.08	$2.99		$3.01

Collars
Total Volume (Bcf)	85	74		−
Average Floor Price per Mcf (NYMEX)	$3.28	$3.12	$	−
Average Cap Price per Mcf (NYMEX)	$3.79	$3.60	$	−

Puts (Long)
Total Volume (Bcf)	5	3		−
Average Floor Price per Mcf (NYMEX)	$2.98	$3.15	$	−

(a)April-December 2018

  The Company sold calendar 2018, 2019, and 2020 calls for approximately 76, 97, and 103 Bcf at a strike price of $3.47, $3.55, and $3.47 per Mcf, respectively. The Company also purchased calendar year 2018, 2019 and 2020 calls for approximately 26, 42, and 35 Bcf at strike prices of $3.34, $3.36, and $3.36 per Mcf, respectively.
  The Company sold calendar 2018 and 2019 puts for approximately 3 Bcf at a strike price of $2.66 and $3.15 per Mcf, respectively.
  The average price is based on a conversion rate of 1.05 MMBtu/Mcf.

Operating (Loss) Income

The Company reports operating (loss) income by segment in this news release. Interest, income taxes, and unallocated expense are controlled on a consolidated, corporate-wide basis and are not allocated to the segments.

The following table reconciles operating (loss) income by segment, as reported in this news release, to the consolidated operating (loss) income reported in the Company’s financial statements:

	Three Months Ended
	March 31,
(thousands)	2018	2017
Operating (loss) income:
EQT Production	$(1,893,807)	$257,549
EQM Gathering	98,891	73,704
EQM Transmission	79,451	71,604
RMP Gathering	44,095	−
RMP Water	11,370	−
Unallocated expense and intersegment eliminations	(63,516)	(11,880)
Operating (loss) income	$(1,723,516)	$390,977

Unallocated expenses consist primarily of compensation expense and administrative costs, including transaction costs of $35.7 million. Intersegment eliminations include water services that are provided to EQT Production and capitalized as part of development costs.

NON-GAAP DISCLOSURES

Adjusted Net Income Attributable to EQT and Adjusted Earnings per Diluted Share (Adjusted EPS)

Adjusted net income attributable to EQT and adjusted EPS are non-GAAP supplemental financial measures that are presented because they are important measures used by management to evaluate period-to-period comparisons of earnings trends. Adjusted net income attributable to EQT and adjusted EPS should not be considered as alternatives to net (loss) income attributable to EQT or earnings per diluted share (EPS) presented in accordance with GAAP. Adjusted net income attributable to EQT as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement, asset and lease impairments, transaction costs and certain other items that impact comparability between periods. Management utilizes adjusted net income attributable to EQT to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts; thus, the income from natural gas sales is not impacted by the often-volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes other items that affect the comparability of results or that are not indicative of trends in the ongoing business. Management believes that adjusted net income attributable to EQT as presented provides useful information for investors for evaluating period-over-period earnings.

The table below reconciles adjusted net income attributable to EQT and adjusted EPS with net (loss) income attributable to EQT and EPS as derived from the statements of consolidated operations.

	Three Months Ended
	March 31,
(thousands, except per share information)	2018	2017
Net (loss) income attributable to EQT, as reported	$(1,585,994)	$163,992
Add back / (deduct):
Asset and lease impairments	2,332,924	1,837
Transaction costs	35,711	−
Gain on derivatives not designated as hedges	(62,592)	(140,742)
Net cash settlements paid on derivatives not designated as hedges	(38,629)	(8,967)
Premiums received for derivatives that settled during the period	234	526
Tax impact of non-GAAP items*	(413,306)	59,233
Adjusted net income attributable to EQT	$268,348	$75,879
Diluted weighted average common shares outstanding	265,169	173,511
Diluted EPS, as adjusted	$1.01	$0.44

*Blended tax rates of 18.23% and 40.2% were applied to the items under the caption “Add back (deduct)” for the three months ended March 31, 2018 and 2017, respectively. This represents the incremental tax (expense) benefit that would have been incurred had these items been excluded from net (loss) income attributable to EQT.

Operating Cash Flow, Adjusted Operating Cash Flow Attributable to EQT and Adjusted Operating Cash Flow Attributable to EQT Production

Operating cash flow, adjusted operating cash flow attributable to EQT and adjusted operating cash flow attributable to EQT Production are non-GAAP supplemental financial measures that are presented as indicators of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. EQT includes this information because management believes that changes in operating assets and liabilities relate to the timing of cash receipts and disbursements and therefore may not relate to the period in which the operating activities occurred. Adjusted operating cash flow attributable to EQT is EQT’s net cash provided by operating activities, less changes in other assets and liabilities, adjusted to exclude EQM and RMP adjusted EBITDA, plus EQM and RMP interest expense plus the EQGP and RMP cash distributions payable to EQT. Prior to EQT’s 2018 operational forecast announcement in December 2017, the Company’s calculation of adjusted operating cash flow attributable to EQT did not include the addition of EQM’s and RMP’s interest expense. The Company believes it is preferable to present this non-GAAP supplemental financial measure with this adjustment as it better reflects EQT’s cash flows by excluding the cost of debt for EQM and RMP. EQT has recast all periods presented to be consistent with this change in the definition of adjusted operating cash flow attributable to EQT. Management believes that removing the impact on operating cash flows of the public unitholders of EQGP, EQM and RMP that is otherwise required to be consolidated in EQT’s results provides useful information to an EQT investor. As used in this news release, adjusted operating cash flow attributable to EQT Production means the EQT Production segment’s total operating revenues less the EQT Production segment’s cash operating expense, less gains (losses) on derivatives not designated as hedges, plus net cash settlements received (paid) on derivatives not designated as hedges, plus premiums received (paid) for derivatives that settled during the period, plus EQT Production asset impairments (if applicable). Operating cash flow, adjusted operating cash flow attributable to EQT, and adjusted operating cash flow attributable to EQT Production should not be considered as alternatives to net cash provided by operating activities presented in accordance with GAAP. The table below reconciles operating cash flow and adjusted operating cash flow attributable to EQT with net cash provided by operating activities, as derived from the statements of consolidated cash flows to be included in EQT’s report on Form 10-Q for the three months ended March 31, 2018.

	Three Months Ended
	March 31,
(thousands)	2018	2017
Net cash provided by operating activities	$904,412	$514,817
Add back / (deduct)
Changes in other assets and liabilities	240	(67,485)
Operating cash flow (a non-GAAP measure)	904,652	447,332
(Deduct) / add back:
EQM adjusted EBITDA(1)	(204,431)	(168,664)
RMP adjusted EBITDA(1)	(69,534)	–
EQM net interest expense	10,833	7,926
RMP net interest expense	1,954	–
Cash distribution payable to EQT from EQGP(2)	61,846	45,786
Cash distribution payable to EQT from RMP(3)	13,121	–
Adjusted operating cash flow attributable to EQT	$718,441	$332,380

(1)	EQM adjusted EBITDA and RMP adjusted EBITDA are non-GAAP supplemental financial measures reconciled in this section.
(2)	Cash distribution payable to EQT for the three months ended March 31, 2018 and 2017, represents the distribution payable from EQGP to EQT related to the respective period.
(3)	Cash distribution payable to EQT for the three months ended March 31, 2018 represents the distribution payable from RMP to EQT related to the respective period.

EQT has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow attributable to EQT or EQT Production to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, three or more months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow attributable to EQT and EQT Production, as applicable. Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow attributable to EQT and EQT Production to projected net cash provided by operating activities, without unreasonable effort.

EQT Production Adjusted Operating Revenue

The table below reconciles EQT Production adjusted operating revenues, a non-GAAP supplemental financial measure, to EQT Production total operating revenue, as reported in the EQT Production Results of Operations, its most directly comparable financial measure calculated in accordance with GAAP. Refer to the Financial Information by Business Segment footnote to be included in EQT’s report on Form 10-Q for the three months ended March 31, 2018, for a reconciliation of EQT Production total operating revenue to EQT Corporation total operating revenue.

EQT Production adjusted operating revenue (also referred to as total natural gas & liquids sales, including cash settled derivatives) is presented because it is an important measure used by the Company’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating revenue as presented excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and the revenue impact of certain pipeline and net marketing services. Management utilizes EQT Production adjusted operating revenue to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus does not impact the revenue from natural gas sales with the often volatile fluctuations in the fair value of derivatives prior to settlement. EQT Production adjusted operating revenue also excludes "Pipeline and net marketing services" because management considers this revenue to be unrelated to the revenue for its natural gas and liquids production. EQT Production "Pipeline and net marketing services" includes revenue for gathering services provided to third-parties, as well as both the cost of and recoveries on third-party pipeline capacity not used for EQT Production sales volume. Management further believes that EQT Production adjusted operating revenue, as presented, provides useful information to investors for evaluating period-over-period earnings trends.

Calculation of EQT Production Adjusted Operating Revenue	Three Months Ended March 31,
$ in thousands (unless noted)	2018	2017
EQT Production total operating revenue, as reported on segment page	$1,348,602	$828,662
(Deduct) / add back:
Gain on derivatives not designated as hedges	(62,592)	(140,742)
Net cash settlements paid on derivatives not designated as hedges	(38,629)	(8,967)
Premiums received for derivatives that settled during the period	234	526
Pipeline and net marketing services	(59,636)	(14,455)
EQT Production adjusted operating revenue, a non-GAAP measure	$1,187,979	$665,024
Total sales volumes (MMcfe)	357,005	189,934
Average realized price ($/Mcfe)	3.33	3.50

EQT Production Adjusted Operating Income (Loss)

The table below reconciles EQT Production adjusted operating income (loss), a non-GAAP supplemental financial measure, to EQT Production operating income (loss), as reported in the EQT Production Results of Operations. Refer to the Operating Income (Loss) section in this news release for a reconciliation of EQT Production total operating income (loss) to EQT Corporation total operating income (loss), as reported.

EQT Production adjusted operating income is presented because it is an important measure used by EQT’s management to evaluate period-over-period comparisons of earnings trends. EQT Production adjusted operating income should not be considered as an alternative to EQT Corporation operating (loss) income presented in accordance with GAAP. EQT Production adjusted operating income excludes the revenue impact of changes in the fair value of derivative instruments prior to settlement and asset and lease impairments. Management utilizes EQT Production adjusted operating income to evaluate earnings trends because the measure reflects only the impact of settled derivative contracts and thus the income from natural gas sales is not impacted by the often volatile fluctuations in the fair value of derivatives prior to settlement. The measure also excludes certain other items that affect the comparability of results and are not indicative of trends in the ongoing business. Management believes that EQT Production adjusted operating income as presented provides useful information for investors for evaluating period-over-period earnings.

	Three Months Ended
	March 31,
(thousands)	2018	2017
EQT Production operating (loss) income, as reported on segment page	$(1,893,807)	$257,549
(Deduct) / add back:
Gain on derivatives not designated as hedges	(62,592)	(140,742)
Net cash settlements received (paid) on derivatives not designated as hedges	(38,629)	(8,967)
Premiums received for derivatives that settled during the period	234	526
Asset and lease impairments	2,332,924	1,837
EQT Production adjusted operating income	$338,130	$110,203

EQM Adjusted EBITDA

As used in this news release, EQM adjusted EBITDA means EQM’s net income plus EQM’s net interest expense, depreciation and amortization expense, preferred interest payments and non-cash long-term compensation expense less EQM’s equity income and AFUDC-equity. EQM adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  EQT's operating performance as compared to other companies in its industry;
  the ability of EQT's assets to generate sufficient cash flow to make distributions to its investors;
  EQT's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT believes that EQM EBITDA provides useful information to investors in assessing the impact of the noncontrolling interest in EQM on EQT's financial condition and results of operations. EQM adjusted EBITDA should not be considered as an alternative to EQM’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EQM adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect EQM's net income. Additionally, because adjusted EBITDA may be defined differently by other companies in EQT's or EQM's industries, the definition of EQM adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles EQM adjusted EBITDA with EQM’s net income, as derived from the statements of consolidated operations to be included in EQM’s report on Form 10-Q for the three months ended March 31, 2018.

	Three Months Ended
	March 31,
(thousands)	2018	2017
Net income	$177,218	$143,196
Add back:
Net interest expense	10,833	7,926
Depreciation and amortization expense	23,179	20,547
Preferred interest payments	2,746	2,746
Non-cash long-term compensation expense	331	225
Less:
Equity income	(8,811)	(4,277)
AFUDC – equity	(1,065)	(1,699)
EQM Adjusted EBITDA	$204,431	$168,664

RMP Adjusted EBITDA

RMP adjusted EBITDA means RMP’s net income plus RMP’s net interest expense, depreciation expense, and non-cash compensation expense. RMP adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the effects of the noncontrolling interests in relation to:

  EQT's operating performance as compared to other companies in its industry;
  the ability of EQT's assets to generate sufficient cash flow to make distributions to its investors;
  EQT's ability to incur and service debt and fund capital expenditures; and
  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

EQT believes that RMP adjusted EBITDA provides useful information to investors in assessing the impact of the noncontrolling interest in RMP on EQT's financial condition and results of operations. RMP adjusted EBITDA should not be considered as an alternative to RMP’s net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. RMP adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect RMP's net income. Additionally, because adjusted EBITDA may be defined differently by other companies in EQT's or RMP's industries, the definition of RMP adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure. The table below reconciles RMP adjusted EBITDA with RMP’s net income, as derived from the statements of consolidated operations to be included in RMP’s report on Form 10-Q for the three months ended March 31, 2018.

	Three Months Ended
	March 31,
(thousands)	2018	2017
Net income	$53,517	$–
Add back:
Net interest expense	1,954	–
Depreciation expense	13,895	–
Non-cash compensation expense	168	–
RMP Adjusted EBITDA	$69,534	$–

First Quarter 2018 Webcast Information

The Company's conference call with securities analysts begins at 10:30 a.m. ET today and will be broadcast live via the Company's web site at www.eqt.com, and on the investor information page of the Company’s web site at ir.eqt.com, with a replay available for seven days following the call.

EQT Midstream Partners, LP and EQT GP Holdings, LP, for which EQT Corporation is the parent company, will also host a joint conference call with security analysts today, beginning at 11:30 a.m. ET. The call will be broadcast live via www.eqtmidstreampartners.com, with a replay available for seven days following the call.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With nearly 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT owns the general partner interest and a 90% limited partner interest in EQT GP Holdings, LP, which owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interest in EQT Midstream Partners, LP. EQT also owns the general partner interest, all of the incentive distribution rights, and a 28% limited partner interest in Rice Midstream Partners LP.

Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit https://csr.eqt.com.

About EQT Midstream Partners:

EQT Midstream Partners, LP is a growth-oriented limited partnership formed by EQT Corporation to own, operate, acquire, and develop midstream assets in the Appalachian Basin. The Partnership provides midstream services to EQT Corporation and third-party companies through its strategically located transmission, storage, and gathering systems that service the Marcellus and Utica regions. The Partnership owns approximately 950 miles of FERC-regulated interstate pipelines; and also owns approximately 1,800 miles of high- and low-pressure gathering lines.

Visit EQT Midstream Partners, LP at www.eqtmidstreampartners.com.

About EQT GP Holdings:

EQT GP Holdings, LP is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP. EQT Corporation owns the general partner interest and a 90% limited partner interest in EQT GP Holdings, LP.

Visit EQT GP Holdings, LP at www.eqtmidstreampartners.com.

About Rice Midstream Partners:

Rice Midstream Partners LP is a fee-based, growth-oriented limited partnership formed to own, operate, develop and acquire midstream assets in the Appalachian basin. RMP provides midstream services to EQT Corporation and third-party companies through its natural gas gathering, compression and water assets in the rapidly developing dry gas cores of the Marcellus and Utica Shales.

Visit Rice Midstream Partners LP at www.ricemidstream.com.

EQT Management speaks to investors from time to time and the analyst presentation for these discussions, which is updated periodically, is available via the Company’s investor relationship website at http://ir.eqt.com.

Cautionary Statements

The United States Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that a company anticipates as of a given date to be economically and legally producible and deliverable by application of development projects to known accumulations. We use certain terms, such as “EUR” (estimated ultimate recovery) and “3P” (proved, probable and possible), that the SEC’s guidelines prohibit us from including in filings with the SEC. These measures are by their nature more speculative than estimates of reserves prepared in accordance with SEC definitions and guidelines and accordingly are less certain.

Total sales volume per day (or daily production) is an operational estimate of the daily production or sales volume on a typical day (excluding curtailments).

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding the Company’s strategy to develop its reserves; drilling plans and programs (including the number, type, average length-of-pay or lateral length and location of wells to be drilled and number and type of drilling rigs); projected natural gas prices, basis and average differential; total resource potential, reserves and EUR; projected Company and third party production sales volume and growth rates (including liquids sales volume and growth rates); projected unit costs and well costs; projected pipeline and net marketing services revenues; projected gathering and transmission volume and growth rates; infrastructure programs (including the timing, cost and capacity of the transmission and gathering expansion projects); the cost, capacity, timing of regulatory approvals and anticipated in-service date of the Mountain Valley Pipeline (MVP) project; the ultimate terms, partners and structure of the MVP joint venture; technology (including drilling and completion techniques); acquisition transactions; the projected general and administrative savings, capital efficiency savings and other operating efficiencies and synergies resulting from the Rice Merger, and the Company’s ability to achieve the anticipated synergies and efficiencies; monetization transactions, including asset sales, joint ventures or other transactions involving the Company’s assets; whether the Company will sell its Ohio midstream assets to EQM and the timing of such transaction or transactions; the timing of the Company’s announcement of a decision for addressing its sum-of-the-parts discount, and the impact of the results of such review; the projected cash flows resulting from the Company’s partnership interests in EQGP and RMP; internal rate of return (IRR) and returns per well; projected capital contributions and expenditures; potential future impairments of the Company’s assets; liquidity and financing requirements, including funding sources and availability; changes in the Company’s or EQM’s credit ratings; projected net income attributable to noncontrolling interests, adjusted operating cash flow attributable to EQT, adjusted operating cash flow attributable to EQT Production, EBITDA, revenues and cash-on-hand; hedging strategy; the effects of government regulation and litigation; projected dividend and distribution amounts and rates; and tax position, projected effective tax rate and the impact of changes in tax laws. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2017 as filed with the SEC, as updated by any subsequent Form 10-Qs

Any forward-looking statement speaks only as of the date on which such statement is made and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQGP and its subsidiaries, including EQM, and RMP is derived from publicly available information published or to be published by the partnerships.

Additional Information and Where to Find It

In connection with their proposed business combination transaction, EQM and RMP intend to file a registration statement on Form S-4, containing a proxy statement/prospectus (the S-4) with the SEC. This communication is not a substitute for the registration statement, definitive proxy statement/prospectus or any other documents that EQM or RMP may file with the SEC or send to RMP unitholders in connection with the proposed transaction. UNITHOLDERS OF RMP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE FORM S-4 AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN IF AND WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. When available, investors and security holders will be able to obtain copies of these documents, including the proxy statement/prospectus and the registration statement, and any other documents that may be filed with the SEC with respect to the proposed transaction free of charge at the SEC’s website, http://www.sec.gov or as described in the following paragraph.

The documents filed with the SEC by EQT and its publicly traded subsidiaries (including EQM, RMP and EQGP) may be obtained free of charge at the applicable website (www.eqt.com for EQT, www.eqtmidstreampartners.com for EQGP and EQM, and www.ricemidstream.com for RMP) or by requesting them by mail at EQT Corporation, 625 Liberty Avenue, Suite 1700, Pittsburgh, PA 15222, Attention: Investor Relations, or by telephone at (412) 553-5700.

Participants in the Solicitation

EQT, EQM, RMP and EQGP (EQM, RMP and EQGP collectively, the Partnerships) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the unitholders of RMP in connection with the proposed transaction. Information about the directors and executive officers of the general partners of EQM, RMP and EQGP is set forth, respectively, in the Annual Report on Form 10-K for the year ended December 31, 2017 filed by such Partnership with the SEC on February 15, 2018 and certain of the Partnerships’ respective Current Reports on Form 8-K. Information regarding EQT’s executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2017 filed by EQT with the SEC on February 15, 2018, EQT’s definitive proxy statement for its 2017 annual meeting of shareholders filed with the SEC on February 17, 2017 and certain of EQT’s Current Reports on Form 8-K. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

2018 GUIDANCE

See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release, including reasons why EQT is unable to provide projections of its 2018 net cash provided by operating activities, the most comparable financial measure to adjusted operating cash flow attributable to EQT and EQT Production, calculated in accordance with GAAP.

PRODUCTION	Q2 2018	2018
Total production sales volume (Bcfe)	360 – 370	1,520 – 1,550
Liquids sales volume, excluding ethane (Mbbls)	3,275 – 3,295	12,300 – 12,600
Ethane sales volume (Mbbls)	1,200 – 1,300	4,900 – 5,200
Total liquids sales volume (Mbbls)	4,475 – 4,595	17,200 – 17,800

Marcellus / Utica Rigs		8 – 10
Top-hole rigs		4 – 5
Frac Crews		9 – 11

Unit Costs ($ / Mcfe)
Gathering to EQM and RMP		$0.48 – 0.50
Transmission to EQM		$0.11 – 0.13
Third-party gathering and transmission		$0.39 – 0.41
Processing		$0.10 – 0.12
LOE, excluding production taxes		$0.07 – 0.09
Production taxes		$0.06 – 0.08
SG&A		$0.10 – 0.12
DD&A		$1.10 – 1.12
Development costs ($ / Mcfe)		$0.41 – 0.43
Average differential ($ / Mcf)	$(0.40) – (0.30)	$(0.40) – (0.30)
Pipeline and net marketing services ($MM)	$15 – 20	$70 – 80

FINANCIAL ($MM)
Net income attributable to noncontrolling interest ($MM)	$120 – 130	$530 – 540

ADJUSTED OPERATING CASH FLOW ($MM)
Adjusted operating cash flow attributable to EQT Production		$2,400 – 2,500
Distributions to EQT from EQM, EQGP and RMP		$350 – 400
Interest, taxes, and other items		$(25) – 25
Adjusted operating cash flow attributable to EQT		$2,750 – 2,850

Based on current NYMEX natural gas prices of $2.88.
Adjusted operating cash flow does not include the proceeds, costs or tax impacts of the separation.

EQT CORPORATION AND SUBSIDIARIES
Statements of Consolidated Operation

	Three Months Ended
	March 31,
	2018	2017
Revenues:	(Thousands except per share amount)
Sales of natural gas, oil and NGLs	$1,226,374	$673,465
Pipeline, water and net marketing services	144,617	79,962
Gain on derivatives not designated as hedges	62,592	140,742
Total operating revenues	1,433,583	894,169

Operating expenses:
Transportation and processing	190,140	133,706
Operation and maintenance	25,740	16,817
Production	60,123	45,672
Exploration	5,104	3,122
Selling, general and administrative	52,615	71,957
Depreciation, depletion and amortization	437,893	231,918
Impairment of long-lived assets	2,329,045	–
Transaction costs	35,711	–
Amortization of intangible assets	20,728	–
Total operating expenses	3,157,099	503,192

Operating (loss) income	(1,723,516)	390,977

Other income	9,585	3,048

Interest expense	70,013	42,655
(Loss) income before income taxes	(1,783,944)	351,370
Income tax (benefit) expense	(338,965)	100,665
Net (loss) income	(1,444,979)	250,705
Less: Net income attributable to noncontrolling interests	141,015	86,713
Net (loss) income attributable to EQT Corporation	$(1,585,994)	$163,992

Earnings per share of common stock attributable to EQT Corporation:
Basic:
Weighted average common stock outstanding	264,877	173,213
Net (loss) income	$(5.99)	$0.95

Diluted:
Weighted average common stock outstanding	264,877	173,511
Net (loss) income	$(5.99)	$0.95
Dividends declared per common share	$0.03	$0.03

EQT CORPORATION AND SUBSIDIARIES
PRICE RECONCILIATION

	Three Months
	Ended March 31,
in thousands (unless noted)	2018 (e)	2017
NATURAL GAS
Sales volume (MMcf)	329,404	164,464
NYMEX price ($/MMBtu) (a)	$2.98	$3.31
Btu uplift	0.20	0.28
Natural gas price ($/Mcf)	$3.18	$3.59

Basis ($/Mcf) (b)	0.13	(0.16)
Cash settled basis swaps (not designated as hedges) ($/Mcf)	(0.15)	0.03
Average differential, including cash settled basis swaps ($/Mcf)	$(0.02)	$(0.13)

Average adjusted price ($/Mcf)	$3.16	$3.46
Cash settled derivatives (cash flow hedges) ($/Mcf)	–	0.01
Cash settled derivatives (not designated as hedges) ($/Mcf)	0.04	(0.07)
Average natural gas price, including cash settled derivatives ($/Mcf)	$3.20	$3.40

Natural gas sales, including cash settled derivatives	$1,055,065	$559,199

LIQUIDS
NGLs (excluding ethane):
Sales volume (MMcfe) (c)	18,391	17,140
Sales volume (Mbbls)	3,065	2,857
Price ($/Bbl)	$37.50	31.41
Cash settled derivatives (not designated as hedges) ($/Bbl)	(1.21)	$(0.54)
Average NGL price, including cash settled derivatives ($/Bbl)	$36.29	$30.87

NGL sales	$111,236	$88,197

Ethane:
Sales volume (MMcfe) (c)	7,997	6,973
Sales volume (Mbbls)	1,333	1,162
Price ($/Bbl)	$7.90	$6.65
Ethane sales	10,532	7,732
Oil:
Sales volume (MMcfe) (c)	1,213	1,357
Sales volume (Mbbls)	202	226
Price ($/Bbl)	$55.15	$43.75
Oil sales	11,146	9,896

Total liquids sales volume (MMcfe) (c )	27,601	25,470
Total liquids sales volume (Mbbls)	4,600	4,245

Liquids sales	$132,914	$105,825

TOTAL PRODUCTION
Total natural gas & liquids sales, including cash settled derivatives (d)	$1,187,979	$665,024
Total sales volume (MMcfe)	357,005	189,934

Average realized price ($/Mcfe)	$3.33	$3.50

(a)	The Company’s volume weighted NYMEX natural gas price (actual average NYMEX natural gas price ($/MMBtu) was $3.00 and $3.32 for the three months ended March 31, 2018 and 2017, respectively).
(b)	Basis represents the difference between the ultimate sales price for natural gas and the NYMEX natural gas price.
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(d)	Also referred to in this report as EQT Production adjusted operating revenues, a non-GAAP supplemental financial measure.
(e)	EQT Production includes the results of production operations acquired in the Rice Merger, which occurred on November 13, 2017.

EQT PRODUCTION
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2018(a)	2017
OPERATIONAL DATA
Sales volume detail (MMcfe):
Marcellus (b)	288,773	166,369
Ohio Utica	47,510	130
Other	20,722	23,435
Total production sales volumes (c)	357,005	189,934
Average daily sales volumes (MMcfe/d)	3,967	2,110
Average realized price ($/Mcfe)	$3.33	$3.50

Gathering to EQM and RMP ($/Mcfe)	$0.46	$0.48
Transmission to EQM ($/Mcfe)	$0.13	$0.23
Third party gathering and transmission ($/Mcfe)	$0.41	$0.48
Processing ($/Mcfe)	$0.13	$0.23
Lease operating expenses (LOE), excluding production taxes ($/Mcfe)	$0.10	$0.13
Production taxes ($/Mcfe)	$0.07	$0.11
Production depletion ($/Mcfe)	$1.07	$1.04

Depreciation, depletion and amortization (DD&A) (thousands):
Production depletion	$380,464	$197,462
Other DD&A	19,594	13,635
Total DD&A	$400,058	$211,097

Capital expenditures (thousands) (d)	$675,028	$945,458

FINANCIAL DATA (thousands)
Revenues:
Sales of natural gas, oil and NGLs	$1,226,374	$673,465
Pipeline and net marketing services	59,636	14,455
Gain on derivatives not designated as hedges	62,592	140,742
Total operating revenues	1,348,602	828,662

Operating expenses:
Gathering	176,465	106,915
Transmission	178,016	118,596
Processing	45,023	42,760
LOE, excluding production taxes	35,415	25,194
Production taxes	24,520	20,478
Exploration	5,104	3,122
Selling, general and administrative (SG&A)	38,376	42,951
DD&A	400,058	211,097
Amortization of intangible assets	10,387	–
Impairment of long-lived assets	2,329,045	–
Total operating expenses	3,242,409	571,113
Operating (loss) income	$(1,893,807)	$257,549

(a)	Operational Data for EQT Production includes results of operations for production operations and retained midstream operations acquired in the Rice Merger, which occurred on November 13, 2017.
(b)	Includes Upper Devonian wells.
(c)	NGLs, ethane and crude oil were converted to Mcfe at the rate of six Mcfe per barrel for all periods.
(d)	Expenditures for segment assets in the EQT Production segment included $36.8 million and $42.7 million for fill-ins and bolt-ons associated with legacy EQT acreage for the three months ended March 31, 2018 and 2017, respectively. Expenditures included $44.3 million associated with retained midstream assets during the three months ended March 31, 2018. The three months ended March 31, 2017 included $669.5 million of cash and $15.4 million of non-cash capital expenditures for acquisitions.

EQM GATHERING
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2018	2017
FINANCIAL DATA	(Thousands, except per day amounts)

Firm reservation fee revenues	$109,933	$94,271
Volumetric based fee revenues:
Usage fees under firm contracts (a)	12,108	4,821
Usage fees under interruptible contracts	3,867	3,237
Total volumetric based fee revenues	15,975	8,058
Total operating revenues	125,908	102,329
Operating expenses:
Operating and maintenance	10,625	10,340
SG&A	5,654	9,425
Depreciation and amortization	10,738	8,860
Total operating expenses	27,017	28,625

Operating income	$98,891	$73,704

OPERATIONAL DATA
Gathered volumes (BBtu per day)
Firm capacity reservation	1,964	1,728
Volumetric based services (b)	600	224
Total gathered volumes	2,564	1,952
Capital expenditures	$68,933	$48,838

(a)	Includes fees on volumes gathered in excess of firm contracted capacity.
(b)	Includes volumes gathered under interruptible contracts and volumes gathered in excess of firm contracted capacity.

EQM TRANSMISSION
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2018	2017
FINANCIAL DATA	(Thousands, except per day amounts)

Firm reservation fee revenues	$97,775	$92,274
Volumetric based fee revenues:
Usage fees under firm contracts (a)	3,822	2,857
Usage fees under interruptible contracts	5,337	2,612
Total volumetric based fee revenues	9,159	5,469
Total operating revenues	106,934	97,743
Operating expenses:
Operating and maintenance	7,551	6,477
SG&A	7,491	7,975
Depreciation and amortization	12,441	11,687
Total operating expenses	27,483	26,139

Operating income	$79,451	$71,604

OPERATIONAL DATA
Transmission pipeline throughput (BBtu per day)
Firm capacity reservation	2,815	2,119
Volumetric based services (b)	42	31
Total transmission pipeline throughput	2,857	2,150

Average contracted firm transmission reservation commitments (BBtu per day)	4,140	3,743

Capital expenditures	$18,929	$21,389

(a)	Includes fees on volumes transported in excess of firm contracted capacity as well as commodity charges and fees on all volumes transported under firm contracts.
(b)	Includes volumes transported under interruptible contracts and volumes transported in excess of firm contracted capacity.

RMP GATHERING
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2018	2017 (a)
FINANCIAL DATA	(Thousands, except per day amounts)

Operating revenues
Gathering revenues	$52,730	$–
Compression revenues	8,771	–
Total operating revenues	61,501	–

Operating expenses:
Operation and maintenance expense	3,189	–
General and administrative expense	6,093	–
Depreciation expense	8,124	–
Total operating expenses	17,406	–

Operating income	$44,095	$–

OPERATIONAL DATA

Gathered volumes (BBtu/d)	1,697	–
Compression volumes (BBtu/d)	1,248	–
Capital expenditures	$20,940	$–

(a)	This table sets forth selected financial and operational data for RMP Gathering. The Company acquired RMP Gathering on November 13, 2017 as part of the Rice Merger.

RMP WATER
RESULTS OF OPERATIONS
	Three Months Ended
	March 31,
	2018	2017 (a)

FINANCIAL DATA	(Thousands, other than per day amounts)

Water services revenues	22,963	–

Operating expenses:

Operation and maintenance expense	4,711	–
General and administrative expense	1,111	–
Depreciation expense	5,771	–
Total operating expenses	11,593	–

Operating income	$11,370	$–

OPERATIONAL DATA
Water services volumes (MMgal)	434	–

Capital expenditures	$2,375	$–
(a)	This table sets forth selected financial and operational data for RMP Water. The Company acquired RMP Water on November 13, 2017 as part of the Rice Merger.

CONTACT:
EQT analyst inquiries:
Patrick Kane, 412-553-7833
Chief Investor Relations Officer
pkane@eqt.com
or
EQT Midstream Partners / EQT GP Holdings / Rice Midstream Partners analyst inquiries:
Nate Tetlow, 412-553-5834
Investor Relations Director
ntetlow@eqt.com
or
Media inquiries:
Natalie Cox, 412-395-3941
Corporate Director, Communications
ncox@eqt.com